Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 16, 2015

Camac Energy Inc.

1330 Post Oak Boulevard

Suite 2550

Houston, Texas 77056

Ladies and Gentlemen:

We hereby consent to the incorporation by reference into the United States Securities and Exhange Commission Registration Statements on Form S-3 (File numbers 333-163869, 333-167013, and 333-201177) and on Form S-8 (File numbers 333-152061, 333-160737, 333-175294, and 333-194503) of CAMAC Energy Inc. (Camac), both to be filed on or about March 16, 2015, of (a) the references to DeGolyer and MacNaughton contained in “Part I, Item 2,” “List of Exhibits” and in the section “Supplemental Data on Oil and Gas Exploration and Producing Activities (Unaudited)” and (b) our third‑party letter report dated February 6, 2015, containing our opinion on the proved reserves as of December 31, 2014, attributable to the interest owned by Camac in the Oyo field offshore Nigeria, which report is included as “Exhibit 99.1” (both (a) and (b)) in Camac’s Form 10-K filed on or about March 16, 2015.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716